Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Reports First Quarter 2026 Results

WESTFORD, Mass., May 5, 2026 - Kadant Inc. (NYSE: KAI) reported its financial results for the first quarter ended April 4, 2026.

First Quarter Financial Highlights
•Bookings increased 25% to a record $321 million
•Revenue increased 18% to $282 million
•Gross margin decreased 110 basis points to 45.0%
•Net income increased 6% to $26 million
•GAAP EPS increased 6% to $2.16
•Adjusted EPS increased 14% to $2.84
•Adjusted EBITDA increased 19% to $57 million and represented 20.2% of revenue
•Operating cash flow decreased 4% to $22 million
•Backlog was $326 million

Note: Percent changes above are based on comparison to the prior year period. All references to earnings per share (EPS) are to our EPS as calculated on a diluted basis. Adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, free cash flow, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“We had an excellent start to the year highlighted by robust demand and solid earnings growth,” said Jeffrey L. Powell, president and chief executive officer of Kadant. “Strong demand for our aftermarket parts combined with our recent acquisitions led to record bookings and aftermarket parts revenue along with healthy margin performance.”

First Quarter 2026 Compared to 2025
Revenue increased 18 percent to $281.5 million compared to $239.2 million in 2025. Organic revenue decreased one percent, which excludes an increase of 14 percent from acquisitions. Gross margin was 45.0 percent, which includes a 50 basis point decrease from acquisition-related costs, compared to 46.1 percent in 2025.

Net income was $25.5 million, increasing six percent compared to $24.1 million in 2025. GAAP EPS increased six percent to $2.16 compared to $2.04 in 2025 and adjusted EPS increased 14 percent to $2.84 compared to $2.50 in 2025. Adjusted EPS excludes intangible asset amortization expense of $0.53 and acquisition-related costs of $0.15 in 2026, and intangible asset amortization expense of $0.40 and acquisition-related costs of $0.06 in 2025.

Adjusted EBITDA increased 19 percent to $56.8 million and represented 20.2 percent of revenue in 2026 compared to $47.9 million and 20.0 percent of revenue in 2025. Operating cash flow decreased four percent to $21.9 million compared to $22.8 million in 2025. Free cash flow decreased two percent to $18.7 million compared to $19.0 million in 2025.

Kadant Reports First Quarter 2026 Results
May 5, 2026

Bookings increased 25 percent to a record $320.8 million compared to $256.2 million in 2025. Organic bookings increased ten percent, which excludes increases of 11 percent from acquisitions and four percent from the favorable effect of foreign currency translation.

Summary and Outlook
“Our strong start to the year is encouraging, and we expect capital project activity to continue improving,” Mr. Powell continued. “That said, project timing is more uncertain due to heightened geopolitical challenges. We are revising our guidance to reflect our recent acquisition and expect revenue of $1.178 to $1.203 billion in 2026, up from our previous guidance of $1.160 to $1.185 billion. We now expect GAAP EPS of $9.80 to $10.15 in 2026, revised from our previous guidance of $10.27 to $10.62, and adjusted EPS of $12.33 to $12.68, revised from our prior guidance of $12.53 to $12.88. The $0.20 decrease in adjusted EPS relates to our recent acquisition, which will be dilutive in the short term as income is deferred until Kadant's previously acquired inventory is sold to third-party customers. The 2026 adjusted EPS guidance excludes $2.53 of acquisition-related costs, revised from $2.26 in our previous guidance. For the second quarter of 2026, we expect revenue of $296 to $306 million, GAAP EPS of $2.26 to $2.36 and, after excluding $0.62 of acquisition-related costs, adjusted EPS of $2.88 to $2.98.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Wednesday, May 6, 2026, at 11:00 a.m. Eastern Time to discuss its first quarter financial performance, as well as future expectations. To listen to the call live and view the webcast, go to the “Investors” section of the Company’s website at kadant.com. Participants interested in joining the call’s live question and answer session are required to register by visiting https://register-conf.media-server.com/register/BI2e8652034d3040b28a319a3ea0e02012 or selecting the Q&A link on our website to receive a dial-in number and unique PIN. It is recommended that you join the call 10 minutes prior to the start of the event. A replay of the webcast presentation will be available on our website through June 5, 2026.

Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at sec.gov. After the webcast, Kadant will post its updated general investor presentation incorporating the first quarter results on its website at kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted operating income, adjusted net income, adjusted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We use organic revenue to understand our trends and to forecast and evaluate our financial performance and compare revenue to prior periods. Organic revenue excludes revenue from acquisitions for the four quarterly reporting periods following the date of the acquisition and the effect of foreign currency translation. Revenue in the first quarter of 2026 included $34.0 million from acquisitions and a favorable foreign currency translation effect of $9.8 million compared to the first quarter of 2025. Our other non-GAAP financial measures exclude amortization expense related to acquired intangible assets, profit in inventory, and backlog (collectively, purchase accounting expenses); acquisition costs; and other income or expense, as indicated. We exclude purchase accounting expenses and acquisition costs to provide a more meaningful and consistent comparison of our operating results over time and with peer companies. While we have a history of acquisition activity, such transactions do not occur on a predictable cycle, and the size and nature of these transactions will vary. We believe it is important for investors to understand that these intangible assets were recorded as part of purchase accounting and that they contribute to revenue generation. We also exclude other items as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, expenditures or income, or none at all. Additionally, we use free cash flow in order to provide insight on our ability to generate cash for acquisitions and debt repayments, as well as for other investing and financing activities.

Kadant Reports First Quarter 2026 Results
May 5, 2026

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them additional measures of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations or cash flows prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

First Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax intangible asset amortization expense of $8.4 million in 2026 and $6.3 million in 2025.
•Pre-tax profit in inventory and backlog amortization expense of $1.4 million in 2026 and $0.4 million in 2025.
•Pre-tax acquisition costs of $0.7 million in 2026 and $0.3 million in 2025.

Adjusted net income and adjusted EPS exclude:
•After-tax intangible asset amortization expense of $6.3 million ($8.4 million plus tax of $2.1 million) in 2026 and $4.8 million ($6.3 million net of tax of $1.5 million) in 2025.
•After-tax profit in inventory and backlog amortization expense of $1.1 million ($1.4 million net of tax of $0.3 million) in 2026 and $0.3 million ($0.4 million net of tax of $0.1 million) in 2025.
•After-tax acquisition costs of $0.7 million in 2026 and $0.3 million in 2025.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $3.3 million in 2026 and $3.8 million in 2025.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.
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Kadant Reports First Quarter 2026 Results
May 5, 2026

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended
Consolidated Statement of Income	April 4, 2026	March 29, 2025
Revenue	$281,505	$239,210
Costs and Operating Expenses:
Cost of revenue	154,802	128,880
Selling, general, and administrative expenses	82,538	71,221
Research and development expenses	4,056	3,523
	241,396	203,624
Operating Income	40,109	35,586
Interest Income	351	517
Interest Expense	(4,484)	(3,822)
Other Expense, Net	(13)	(16)
Income Before Provision for Income Taxes	35,963	32,265
Provision for Income Taxes	10,142	7,828
Net Income	25,821	24,437
Net Income Attributable to Noncontrolling Interests	(312)	(374)
Net Income Attributable to Kadant	$25,509	$24,063

Earnings per Share Attributable to Kadant:
Basic	$2.16	$2.05
Diluted	$2.16	$2.04

Weighted Average Shares:
Basic	11,794	11,760
Diluted	11,802	11,776

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	April 4, 2026	April 4, 2026	March 29, 2025	March 29, 2025
Net Income and Diluted EPS Attributable to Kadant, as Reported	$25,509	$2.16	$24,063	$2.04
Adjustments, Net of Tax:
Intangible Asset Amortization	6,308	0.53	4,753	0.40
Profit in Inventory and Backlog Amortization	1,057	0.09	296	0.03
Acquisition Costs	671	0.06	315	0.03
Adjusted Net Income and Adjusted Diluted EPS (a,b)	$33,545	$2.84	$29,427	$2.50

	Three Months Ended			Increase (Decrease) Excluding Acquisitions and FX (a,c)
Revenue by Segment	April 4, 2026	March 29, 2025	Increase
Flow Control	$98,608	$92,441	$6,167	$1,372
Industrial Processing	123,038	89,524	33,514	(3,957)
Material Handling	59,859	57,245	2,614	1,058
	$281,505	$239,210	$42,295	$(1,527)

Percentage of Parts and Consumables Revenue	74%	75%

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Kadant Reports First Quarter 2026 Results
May 5, 2026

	Three Months Ended		Increase	Increase (Decrease) Excluding Acquisitions and FX (c)
Bookings by Segment	April 4, 2026	March 29, 2025
Flow Control	$111,546	$99,987	$11,559	$6,392
Industrial Processing	144,502	92,366	52,136	21,022
Material Handling	64,747	63,865	882	(1,057)
	$320,795	$256,218	$64,577	$26,357

Percentage of Parts and Consumables Bookings	71%	74%

	Three Months Ended
Additional Segment Information	April 4, 2026	March 29, 2025
Gross Margin:
Flow Control	52.7%	53.3%
Industrial Processing	42.5%	44.1%
Material Handling	37.5%	37.7%
Consolidated	45.0%	46.1%

Operating Income:
Flow Control	$24,204	$22,752
Industrial Processing	19,913	16,832
Material Handling	7,466	7,535
Corporate	(11,474)	(11,533)
	$40,109	$35,586

Adjusted Operating Income (a,b,d):
Flow Control	$25,474	$24,366
Industrial Processing	26,423	19,344
Material Handling	10,154	10,427
Corporate	(11,474)	(11,533)
	$50,577	$42,604

Capital Expenditures:
Flow Control	$1,022	$1,509
Industrial Processing	863	1,325
Material Handling	1,236	999
Corporate	137	3
	$3,258	$3,836

	Three Months Ended
Cash Flow and Other Data	April 4, 2026	March 29, 2025
Operating Cash Flow	$21,916	$22,835
Capital Expenditures	(3,258)	(3,836)
Free Cash Flow (a)	$18,658	$18,999

Depreciation and Amortization Expense	$14,647	$12,013

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Kadant Reports First Quarter 2026 Results
May 5, 2026

Balance Sheet Data	April 4, 2026	January 3, 2026
Assets
Cash, Cash Equivalents, and Restricted Cash	$119,817	$122,681
Accounts Receivable, Net	172,376	158,567
Inventories	214,831	206,854
Contract Assets	5,921	6,599
Property, Plant, and Equipment, Net	193,286	196,656
Intangible Assets	341,170	350,376
Goodwill	551,088	555,621
Other Assets	116,163	114,824
	$1,714,652	$1,712,178
Liabilities and Stockholders' Equity
Accounts Payable	$55,481	$53,362
Debt Obligations	361,256	372,720
Other Borrowings	2,105	1,781
Other Liabilities	289,661	293,248
Total Liabilities	708,503	721,111
Stockholders' Equity	1,006,149	991,067
	$1,714,652	$1,712,178

	Three Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)	April 4, 2026	March 29, 2025
Consolidated
Net Income Attributable to Kadant	$25,509	$24,063
Net Income Attributable to Noncontrolling Interests	312	374
Provision for Income Taxes	10,142	7,828
Interest Expense, Net	4,133	3,305
Other Expense, Net	13	16
Operating Income	40,109	35,586
Intangible Asset Amortization Expense	8,385	6,320
Profit in Inventory Amortization Expense (e)	1,409	11
Backlog Amortization Expense (f)	—	379
Acquisition Costs	674	337
Indemnification Asset Provision (g)	—	(29)
Adjusted Operating Income (a,b)	50,577	42,604
Depreciation Expense	6,262	5,314
Adjusted EBITDA (a)	$56,839	$47,918
Adjusted EBITDA Margin (a,h)	20.2%	20.0%

Flow Control
Operating Income	$24,204	$22,752
Intangible Asset Amortization Expense	1,270	1,214
Profit in Inventory Amortization Expense (e)	—	11
Backlog Amortization Expense (f)	—	279
Acquisition Costs	—	8
Indemnification Asset Reversal (g)	—	102
Adjusted Operating Income (a,b)	25,474	24,366
Depreciation Expense	1,927	1,798
Adjusted EBITDA (a)	$27,401	$26,164
Adjusted EBITDA Margin (a,h)	27.8%	28.3%

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Kadant Reports First Quarter 2026 Results
May 5, 2026

		Three Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)		April 4, 2026	March 29, 2025
Industrial Processing
	Operating Income	$19,913	$16,832
	Intangible Asset Amortization Expense	4,427	2,378
	Profit in Inventory Amortization Expense (e)	1,409	—
	Acquisition Costs	674	340
	Indemnification Asset Provision (g)	—	(206)
	Adjusted Operating Income (a,b)	26,423	19,344
	Depreciation Expense	3,110	2,347
	Adjusted EBITDA (a)	$29,533	$21,691
	Adjusted EBITDA Margin (a,h)	24.0%	24.2%

Material Handling
	Operating Income	$7,466	$7,535
	Intangible Asset Amortization Expense	2,688	2,728
	Backlog Amortization Expense (f)	—	100
	Acquisition Costs	—	(11)
	Indemnification Asset Reversal (g)	—	75
	Adjusted Operating Income (a,b)	10,154	10,427
	Depreciation Expense	1,212	1,158
	Adjusted EBITDA (a)	$11,366	$11,585
	Adjusted EBITDA Margin (a,h)	19.0%	20.2%

Corporate
	Operating Loss	$(11,474)	$(11,533)
	Depreciation Expense	13	11
	EBITDA (a)	$(11,461)	$(11,522)

(a)	Represents a non-GAAP financial measure.

(b)	Reflects new methodology, announced on February 19, 2026, to exclude intangible asset amortization expense.

(c)
Represents the increase (decrease) resulting from the exclusion of acquisitions and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(d)	See reconciliation to the most directly comparable GAAP financial measure under “Adjusted Operating Income and Adjusted EBITDA Reconciliation.”

(e)	Represents amortization expense within cost of revenue associated with acquired profit in inventory.

(f)	Represents intangible amortization expense associated with acquired backlog.

(g)	Represents the reversal of or provision for indemnification assets related to the release of or establishment of tax reserves associated with uncertain tax positions.

(h)	Calculated as adjusted EBITDA divided by revenue in each period.

About Kadant
Kadant Inc. is a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing®. The Company’s products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries. Kadant is based in Westford, Massachusetts, with approximately 4,000 employees in 22 countries worldwide. For more information, visit kadant.com.

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Kadant Reports First Quarter 2026 Results
May 5, 2026

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading “Risk Factors” in Kadant’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybersecurity incidents; implementation of our internal growth strategy; competition; our ability to successfully manage our manufacturing operations; supply chain constraints, inflationary pressure, price increases or shortages in raw materials; loss of key personnel and effective succession planning; future restructurings; protection of intellectual property; changes to tax laws and regulations; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com

Media Contact Information:
Wes Martz, 978-776-2000
media@kadant.com